[Countrywide
						   HOME LOANS logo]

						400 Countrywide Way
					Simi Valley, California 93065-6298
March 10, 2006


U.S. Bank National Association
Re: First Franklin Mortgage Loan Trust, Series 2005-FF7
60 Livingston Avenue
EP-MN-WS3D
St. Paul, MN 55107
Attn: Shannon M. Rantz



			   OFFICER'S CERTIFICATE


I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performance of the Servicer during the fiscal year ended December 31, 2005 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.





/s/ Joseph Candelario		March 10, 2006
Joseph Candelario		Date
First Vice President
Compliance Officer
Loan Administration




re: Investor Number: 7008102